January 29, 2026

CONFIDENTIAL

Sadot Group Inc.
295 East Renfro Street
Suite 209
Burleson, TX 76028

Attn: Haggai Ravid, CEO

Re: Engagement Agreement – Advisory Services

Dear Mr. Ravid,

The purpose of this engagement letter is to outline our agreement (the "Agreement") pursuant to which RBW Capital Partners LLC (together with its affiliates "RBW") and Dawson James Securities, Inc. or RBW designated broker-dealer (together with RBW, the "Financial Advisor") will act as the financial advisor with respect to a private debt transaction (the "Transaction") for Sadot Group Inc. (collectively, with its subsidiaries and affiliates, the "**Company**").

The terms of our agreement in principle are as follows:

1. **Engagement For Advisory Services; Services.** The Company hereby engages the Financial Advisor, for the period beginning on the date hereof and ending 30 days from the date hereof; (the "Engagement Period"). During the Enagagement Period, The Financial Advisor will assist the Company in a contemplated debt offering. It is understood that the Financial Advisor is acting as an advisor to the private debt transaction and will not be is not obligated to undertake any duties, due diligence or investigate or negotiate on behalf of the Company or to obtain or assemble any information or to render any analytical support or inputs or to spend any minimum amount of time in providing any services pursuant to this Agreement. The Financial Advisor hereby agrees to assist in facilitating the Transaction provided, however, that the Financial Advisor's duties and responsibilities under this Agreement are expressly limited to exclude any activity or function that is traditionally performed by a "broker" as such term is defined in Section 3(a)(4) of the Securities Exchange Act of 1934. The Company is encouraged to perform its own due diligence and analyses concerning the Transaction. The decision to consummate a Transaction as well as the aggregate consideration amount and structure shall be determined by the Company in its sole and absolute discretion.

2. **Advisory Compensation**. If the contemplated Transaction is consummated during the Engagement Period, the Company will pay to Financial Advisor a one-time advisory fee of $10,000 at closing.

3. **No Other Agreements & Subsequent Agreement.** The Company represents and warrants to the Financial Advisor that the entry into this engagement letter or any other action of the Company will not violate any agreement between the Company and any other broker-dealer or financial advisor. If the Company is successful in closing the proposed Transaction, Company will

engage RBW Capital Partners LLC and Dawson James Securities, Inc. as exclusive Placement Agent for a period of 4 months from the date of the closing of the Transaction.

4. **Survival.** Paragraphs 7, 8, and 9 hereof shall survive the termination of this engagement letter .

5. **Publicity**. The Company agrees that it will not issue press releases or engage in any other publicity, without the Financial Advisor's prior written consent (which shall not be unreasonably withheld), during the Engagement Period.

6. **Information**. During the Engagement Period, the Company agrees to cooperate with the Financial Advisor and to furnish, or cause to be furnished, to the Financial Advisor, any and all information and data concerning the Company that the Financial Advisor deems appropriate (the "**Information**"**)**. The Company will provide the Financial Advisor reasonable access during normal business hours from and after the date of execution of this Agreement. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Financial Advisor, (b) was known or became known by the Financial Advisor prior to the Company's disclosure thereof to the Financial Advisor as demonstrated by the existence of its written records, (c) becomes known to the Financial Advisor from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by the Financial Advisor.

7. **No Third Party Beneficiaries; No Fiduciary Obligations**. This engagement letter does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) the Financial Advisor is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this engagement letter or the retention of the Financial Advisor hereunder, all of which are hereby expressly waived; and (ii) the Financial Advisor is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Financial Advisor or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this engagement letter. During the course of the Financial Advisor engagement with the Company, the Financial Advisor may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

8. **Indemnification, Advancement & Contribution.**

(a) Indemnification. The Company agrees to indemnify and hold harmless the Financial Advisor, its affiliates and each person controlling the Financial Advisor (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Financial Advisor, its affiliates and each such controlling person (the Financial Advisor, and each such entity or person hereafter is referred to as an "**Indemnified Person**") from and against any losses, claims,

damages, judgments, assessments, costs and other liabilities (collectively, the "**Liabilities**"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the "**Expenses**") and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of any services provided hereunder. The Company also agrees to advance and to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Section 6.

(b) Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 7, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 7 or otherwise to such Indemnified Person. The Company shall, if requested by the Financial Advisor, assume the defense of any such action (including the employment of counsel designated by the Financial Advisor and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel designated by the Financial Advisor for the benefit of the Financial Advisor and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by the Financial Advisor and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Financial Advisor, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c) Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Financial Advisor and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 7 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only

such relative benefits but also the relative fault of the Company, on the one hand, and the Financial Advisor and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Financial Advisor pursuant to this engagement letter.

(d) Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this engagement letter, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

9. **Governing Law; Venue**. This engagement letter will be deemed to have been made and delivered in the State of Florida and the provisions of this agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. Each of the Financial Advisor and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the county of Palm Beach, Florida (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the county of Palm Beach, Florida, in any such suit, action or proceeding. Each of the Financial Advisor and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Financial Advisor mailed by certified mail to the Financial Advisor's address will be deemed in every respect effective service process upon the Financial Advisor, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Financial Advisor nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Financial Advisor, its affiliates and each other person, if any, controlling the Financial Advisor or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. The Financial Advisor will act under this engagement letter as an independent contractor with duties to the Company.

If you are in agreement with the foregoing, please sign and return to us one copy of this engagement letter together with a payment to the Financial Advisor in the amount of the Advance. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same

instrument.

Very truly yours,

DAWSON JAMES SECURITIES, INC.

By ____________________________
Name: Robert D. Keyser, Jr.
Title: Chief Executive Officer

RBW CAPITAL PARTNERS, LLC

Signed by:
Joe Giamichael
55EBF9C7BB004C0...

By ____________________________
Name: Joe Giamichael
Title: Managing Partner

Accepted and agreed as of
the date first written above:

SADOT GROUP INC.

By ____________________________
Name: Haggai Ravid
Title: Chief Executive Officer